AMENDED AND RESTATED
                                   SCHEDULE C
                                       TO
                        THE ADVISORS' INNER CIRCLE FUND
                        AMENDED AND RESTATED RULE 18F-3
                              MULTIPLE CLASS PLAN
                            DATED FEBRUARY 21, 2007

                                 EDGEWOOD FUNDS

--------------------------------------------------------------------------------
                              INSTITUTIONAL        RETAIL        SERVICE
FUND                              SHARES           SHARES         SHARES
--------------------------------------------------------------------------------
Edgewood Growth Fund                 X               X               X
--------------------------------------------------------------------------------

                                                                     EXHIBIT C.1

                                 EDGEWOOD FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                              INSTITUTIONAL SHARES

1.   CLASS SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     Institutional Shares are sold without a load or sales charge, and do not impose a shareholder service fee or asset-based sales charge.

2.   ELIGIBILITY OF PURCHASERS

     Institutional Shares are principally designed for purchase by institutional investors, subject to the minimum investment requirement described in the Fund's prospectus.

3.   EXCHANGE PRIVILEGES

     Institutional Shares do not have exchange privileges.

4.   VOTING RIGHTS

     Each Institutional Share shareholder will have one vote for each full Institutional Share held and a fractional vote for each fractional Institutional Share held. Institutional Share shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements;
     (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Institutional Share shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.   CONVERSION RIGHTS

     Shareholders of Institutional Shares of the Fund may convert such Institutional Shares into Service Shares or Retail Shares of the Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion privilege is disclosed in the prospectus and subject to the terms and conditions set forth in the prospectus, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Service Shares or Retail Shares.

     In the event that a shareholder no longer meets the eligibility requirements for investment in Institutional Shares, the Fund may, in its discretion, elect to convert such shareholder's Institutional Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder's Institutional Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

                                                                     EXHIBIT C.2

                                 EDGEWOOD FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                 RETAIL SHARES

1.   CLASS SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     Retail Shares are sold without a load or sales charge, but are subject to a shareholder service plan under which the Fund may pay an annual fee up to 0.25% of assets attributable to Retail Shares (the "Plan"). The fee is used to compensate service providers for services and expenses incurred in connection with shareholder or account maintenance services, or to compensate service providers for providing ongoing account maintenance and other services to Retail Shares shareholders (including, where applicable, any underlying beneficial owners) identified in the Plan.

     Retail Shares are also subject to a Rule 12b-1 fee. The Trust, on behalf of the Fund, will reimburse the Distributor annually for expenses incurred in connection with its distribution activities under the Distribution Plan approved by the Board of Trustees not to exceed an annual rate of 0.25% of the Fund's average daily net assets attributable to the Retail Shares of the Fund. Such activities include those associated with the promotion and sale of the Fund's Retail Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

2.   ELIGIBILITY OF PURCHASERS

     Retail Shares are principally designed for purchase by individual investors, subject to the minimum investment requirement described in the Fund's prospectus.

3.   EXCHANGE PRIVILEGES

     Retail Shares do not have exchange privileges.

4.   VOTING RIGHTS

     Each Retail Share shareholder will have one vote for each full Retail Share held and a fractional vote for each fractional Retail Share held. Retail Share shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Retail Share shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.   CONVERSION RIGHTS

     Shareholders of Retail Shares of the Fund may convert such Retail Shares into Service Shares or Institutional Shares of the Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion privilege is disclosed in the prospectus and subject to the terms and conditions set forth in the prospectus, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Service Shares or Institutional Shares.

     In the event that a shareholder no longer meets the eligibility requirements for investment in Retail Shares, the Fund may, in its discretion, elect to convert such shareholder's Retail Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder's Retail Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

                                                                     EXHIBIT C.3

                                 EDGEWOOD FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                 SERVICE SHARES

1.   CLASS SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     Service Shares are sold without a load or sales charge, but are subject to a shareholder service plan under which the Fund may pay an annual fee up to 0.25% of assets attributable to Service Shares (the "Plan"). The fee is used to compensate service providers for services and expenses incurred in connection with shareholder or account maintenance services, or to compensate service providers for providing ongoing account maintenance and other services to Service Shares shareholders (including, where applicable, any underlying beneficial owners) identified in the Plan.

2.   ELIGIBILITY OF PURCHASERS

     Service Shares are principally designed for purchase through an account with a financial intermediary, subject to the minimum investment requirement described in the Fund's prospectus.

3.   EXCHANGE PRIVILEGES

     Service Shares do not have exchange privileges.

4.   VOTING RIGHTS

     Each Service Share shareholder will have one vote for each full Service Share held and a fractional vote for each fractional Service Share held. Service Share shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Service Share shareholders differ from the interests of holders of any other class; and
     (iii) in all other respects the same rights and obligations as any other class.

5.   CONVERSION RIGHTS

     Shareholders of Service Shares of the Fund may convert such Service Shares into Institutional Shares or Retail Shares of the Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion privilege is disclosed in the prospectus and subject to the terms and conditions set forth in the prospectus, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Institutional Shares or Retail Shares.

     In the event that a shareholder no longer meets the eligibility requirements for investment in Service Shares, the Fund may, in its discretion, elect to convert such shareholder's Service Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder's Service Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.